EXHIBIT 16
Deloitte.

                                                    Deloitte & Touche LLP
                                                    Suite 1800
                                                    150 Fayetteville Street Mall
                                                    Raleigh, NC 27601
                                                    USA

                                                    Tel: + 1 919 546 8000
                                                    Fax: + 1 919 833 3276
                                                    www.deloitte.com

September 28, 2004


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4 of Investors Title Company's Form 8-K dated
September 24, 2004, and we agree with the statements made therein.


Yours truly,

/s/ Deloitte & Touche LLP
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